UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                                        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ESSENTIAL PROPERTIES REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903

Essential Properties Realty Trust, Inc.

Important Notice Regarding the Availability of Proxy Materials

Stockholders Meeting to be held on

May 16, 2022

For Stockholders of record as of the close of business on March 25, 2022

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain instructions to attend the meeting, go to: www.proxydocs.com/EPRT

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/EPRT

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 06, 2022.

To order paper materials, use one of the following methods.

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Essential Properties Realty Trust, Inc.

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Meeting Type:   2022 Annual Meeting of Stockholders

Date:   Monday, May 16, 2022

Time:   9:30 AM, Eastern Time

Place:   Annual Meeting to be held live via the internet - please visit

             www.proxydocs.com/EPRT for more details

SEE REVERSE FOR FULL AGENDA

Essential Properties Realty Trust, Inc.

2022 Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR EACH OF THE NOMINEES LISTED BELOW

AND FOR PROPOSALS 2 AND 3

PROPOSAL

1.	Election of Directors

1.01 Paul T. Bossidy

1.02 Joyce DeLucca

1.03 Scott A. Estes

1.04 Peter M. Mavoides

1.05 Lawrence J. Minich

1.06 Heather L. Neary

1.07 Stephen D. Sautel

1.08 Janaki Sivanesan

2.	To approve, on an advisory basis, the compensation of the company’s named executive officers as more particularly described in the proxy statement.

3.	To ratify the appointment of Grant Thornton LLP as the company’s Independent Registered Public Accounting Firm for the year ending December 31, 2022.